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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Evolving Systems, Inc.:

We consent to the use of our report dated March 29, 2005, with respect to the consolidated balance sheet of Evolving Systems, Inc. as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows, and the financial statement schedule of valuation and qualifying accounts for the year then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Denver, Colorado
June 24, 2005

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM